EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement (No. 333-143765) on Form S-4 of BabyUniverse, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 31, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ SINGER LEWAK GREEBAUM & GOLDSTEIN LLP
SINGER LEWAK GREEBAUM & GOLDSTEIN LLP

Los Angeles, California
July 23, 2007